Exhibit 99.2

NorthStar Asset Management Group, Colony Capital, and NorthStar Realty Finance Announce Merger to Create Colony NorthStar, a World-Class Diversified Real Estate and Investment Management Platform

Equity REIT with $58 Billion of Assets under Management across Different Geographies and Property Types

Greater Potential to Enhance Shareholder Returns Through Overlay of Investment Management Economics across a Larger Balance Sheet

NEW YORK and LOS ANGELES, June 3, 2016 /PRNewswire/ — NorthStar Asset Management Group Inc. (NYSE: NSAM), Colony Capital, Inc. (“Colony”) (NYSE: CLNY) and NorthStar Realty Finance Corp. (NYSE: NRF) today announced that they have entered into a definitive merger agreement under which the companies will combine in an all-stock merger of equals transaction to create a world-class, internally-managed, diversified real estate and investment management platform.  The transaction has been unanimously approved by the Special Committees of NSAM and NRF, and the Board of Directors of Colony.  The combined company will be named “Colony NorthStar, Inc.”

Upon completion of the transaction, terms of which are detailed below, NSAM shareholders will own approximately 32.85%, Colony shareholders will own approximately 33.25% and NRF shareholders will own approximately 33.90% of the combined company on a fully diluted basis.  NSAM shareholders will also receive, in addition to its regular quarterly dividend, a special cash dividend equal to $128 million, which represents a one-time distribution of excess NSAM taxable earnings and profits.

Upon closing of the transaction, Thomas J. Barrack Jr. will be Executive Chairman of the Board of Directors of Colony NorthStar, David Hamamoto will be Executive Vice Chairman, and Richard B. Saltzman will be Chief Executive Officer.

David Hamamoto, Executive Chairman of NSAM and Chairman of NRF, stated, “We are incredibly excited to merge with Colony to create a global real estate leader well positioned for long-term growth.  This strategic combination is the next logical step for NSAM and NRF, creating substantial value for shareholders and transforming the companies into a world-class, internally-managed equity REIT that includes a sizable, established institutional and retail asset management platform.  We are confident that Colony NorthStar with its lower leverage, larger balance sheet and improved liquidity profile is poised for meaningful multiple expansion and substantially enhanced long-term returns for shareholders.”

Thomas J. Barrack, Jr., Executive Chairman of Colony, stated, “This is an amazing combination of three highly compatible companies with complementary strategic priorities that we expect will deliver substantial value for all three sets of shareholders.  The combined company will have both the capability and balance sheet capacity to deploy capital to establish and fortify foundational equity real estate positions through all points in the cycle, across geographies, asset types and capital structures.  We also will realize substantial efficiencies and synergies by bringing our organizations together and offering a well curated menu of durable real estate business lines with broad-based capital access.”

“The pro forma combined enterprise’s enhanced scale, diversification, and unique platforms will foster the ability to generate substantial return on equity through high quality real estate investments enhanced by attractive investment management revenues,” said Richard B. Saltzman, Chief Executive Officer and President of Colony.  “In addition, the merger produces an outstanding partnership of complementary management talent with access to enormous capital and distribution resources for the benefit of our shareholders.”

Transaction Delivers a Number of Strategic and Financial Benefits

•                  Creates World-Class Real Estate and Investment Management Platform: Global, diversified equity REIT with $58 billion of assets under management, led by a seasoned management team with access to proprietary deal sourcing and a significant track record as a global investor, operator and asset manager.

•                  Larger, More Diversified and Stable Investment Portfolio: Well-diversified portfolio of investments with concentration in scaled verticals across geographies, property types and capital stack positions, consisting primarily of owned real estate.

•                  Significant Cost Savings: Approximately $115 million in total annual cost synergies, consisting of approximately $80 million of cash savings and approximately $35 million of stock based compensation savings, expected to be realized post-closing.

•                  Stronger Balance Sheet, Ongoing Deleveraging and Improved Liquidity: Asset monetization and sale initiatives by NRF, totaling approximately $1.5 billion in projected net proceeds, are expected to bring the total debt-to-capitalization ratio of the combined company under 50%, while continuing with an objective of upgrading the credit profile of the combined company and lowering the overall cost of capital.

•                  Increased Scale and Value Creation: Colony NorthStar is expected to be in the top quartile ranked by equity market capitalization, according to the MSCI U.S. REIT Index (RMZ) classification, with a broad platform that expands its ability to deploy third-party fee-bearing capital to accelerate growth and provide enhanced returns to shareholders from consistent, longer duration fee related income.

•                  Widens Access to Multiple Sources of Capital: Unmatched access to global investors targeting real estate investment through public vehicles, private institutional and retail capital platforms.

Transaction Structure

Under the terms of the merger agreement, NSAM will redomesticate to Maryland and elect to be treated as a REIT beginning in 2017, and NRF and Colony, through a series of transactions, will merge with and into the redomesticated NSAM, which will be renamed Colony NorthStar, Inc.  NSAM shareholders will continue to own one (1) share of Colony NorthStar common stock for each share of NSAM common stock they previously owned. Colony common shareholders will receive 1.4663 shares of Colony NorthStar’s common stock for each share of Colony common stock they own, and NRF common shareholders will receive 1.0996 shares of Colony NorthStar’s common stock for each share of NRF common stock they own.  Each of Colony and NRF has preferred stock outstanding and the holders of such preferred stock will receive shares of preferred stock of Colony NorthStar that are substantially similar to the preferred stock held prior to the closing of the transaction.

Certain NSAM and NRF executives have entered into agreements to vote their shares in favor of the transaction, and certain Colony executives, who collectively own approximately 16% of Colony’s outstanding common stock, have entered into agreements to vote their shares in favor of the transaction.

Management and Governance

Colony NorthStar’s board will consist of 13 directors in total — six nominated by NSAM and NRF, six nominated by Colony and one additional board member to be mutually agreed upon by the existing NSAM, Colony and NRF directors.  The majority of the board will be comprised of independent directors.  In addition to the roles outlined above for Messrs. Barrack, Hamamoto and Saltzman, Darren Tangen will be Chief Financial Officer and Mark Hedstrom will be Chief Operating Officer of the combined company.  Al Tylis, NSAM’s Chief Executive Officer and a member of the NSAM and NRF Board of Directors, has agreed to assist in the transition following the merger.  Dan Gilbert, NSAM and NRF’s Chief Investment and Operating Officer will, among other responsibilities, continue to oversee Colony NorthStar’s retail platform.

Messrs. Hamamoto, Tylis and Gilbert have agreed to reduce the cash severance payments and performance-based equity awards that would have been contractually owed to them upon consummation of the transaction by approximately (i) $52 million of cash payments and (ii) 2.6 million shares of performance-based equity awards which would have been earned based on current stock prices at the consummation of the transaction.  Additionally, Messrs. Hamamoto, Tylis and Gilbert will forfeit performance-based awards with respect to approximately 1.2 million shares of NSAM common stock and 740,000 shares of NRF common stock as a result of the transaction.  Furthermore, in lieu of any remaining cash severance payments resulting from the transaction that these executives would have been entitled to receive, Messrs. Hamamoto, Tylis and Gilbert will receive equity in Colony NorthStar, which will be subject to vesting based on continued employment with Colony NorthStar for one-year following the closing of the transaction, and with respect to Messrs. Hamamoto and Gilbert, will be subject to a two-year lock-up following the closing of the transaction.  The number of such shares, in lieu of the remaining $106 million cash severance payments, will be determined based on the five day volume weighted average trading price of the shares of common stock of Colony NorthStar following the merger.  Based on the June 2, 2016 closing price of NSAM, this would equate to approximately 8.6 million shares, or approximately 1.4%, of Colony NorthStar common stock, subject to the restrictions referred to above.  Similarly, the number of remaining performance-based equity awards contractually owed to each of Messrs. Hamamoto, Tylis and Gilbert upon consummation of the transaction is approximately 2.5 million shares, or approximately 0.4%, of Colony NorthStar common stock.  Additionally, Messrs. Hamamoto, Tylis and Gilbert have each agreed to a base salary of $1 for 2017 and have also agreed to forego a 2017 bonus.

Approvals and Anticipated Closing

The transaction is expected to close during the first quarter of 2017, subject to customary closing conditions, including regulatory approvals, and approval by the NSAM, Colony and NRF shareholders.

Advisors

NSAM is being advised by Goldman Sachs and is receiving legal counsel from Sullivan & Cromwell LLP, compensation and benefits counsel from Goodwin Procter LLP and tax counsel from Skadden, Arps, Slate, Meagher & Flom LLP and Hunton & Williams LLP.  NSAM’s Special Committee is being advised by Evercore and is receiving legal counsel from Fried, Frank, Harris, Shriver & Jacobson LLP and Morris, Nichols, Arsht & Tunnell LLP.

BofA Merrill Lynch is acting as lead financial advisor to Colony, and Barclays, Credit Suisse, Deutsche Bank, JP Morgan and Morgan Stanley are also acting as financial advisors in connection with the transaction.  Willkie Farr & Gallagher LLP is acting as legal counsel to Colony, and Hogan Lovells LLP is acting as tax and Maryland counsel to Colony.  Vinson & Elkins LLP is acting as legal and tax counsel to NRF.

UBS Investment Bank is acting as exclusive financial advisor and Venable LLP is acting as legal counsel to NRF’s Special Committee.

Conference Call and Webcast Details; Investor Presentation

NSAM, Colony and NRF will conduct a joint conference call and webcast on Friday, June 3, 2016 at 7:00 a.m. Pacific Time / 10:00 a.m. Eastern Time to discuss the proposed merger.  To participate in the event by telephone, please dial (888) 791-4322 ten minutes prior to the start time (to allow time for registration) and use conference ID 1462415.  International callers should dial (913) 981-5510 and enter the same conference ID number.  For those unable to participate during the live call, a replay will be available beginning Friday, June 3, 2016 at 10:00 a.m. Pacific Time / 1:00 p.m. Eastern Time, through Friday, June 10, 2016, at 9:59 a.m. Pacific Time / 12:59 p.m. Eastern Time.  To access the replay, dial (888) 203-1112 (U.S.), and use conference ID 1462415.  International callers should dial (719) 457-0820 and enter the same conference ID number.  The call will also be broadcast live over the Internet (http://public.viavid.com/index.php?id=119921) and can be accessed on the Investor Relations section of each company’s website, which will be available for 90 days.  Please refer to the investor presentation, which is available on the NSAM, Colony and NRF websites, for more details on the transaction.

About NorthStar Asset Management Group Inc.

NorthStar Asset Management Group Inc. is a global asset management firm focused on strategically managing real estate and other investment platforms in the United States and internationally.  NSAM provides asset management and other services by managing its NorthStar listed companies and its retail companies, both in the United States and internationally.  NSAM earns asset management and other fees pursuant to management and other contracts and through its direct and indirect investments in strategic partnerships and joint ventures.  In addition, NSAM owns NorthStar Securities, LLC, a captive broker-dealer platform which raises capital in the retail market.

As of March 31, 2016, adjusted for sales, acquisitions and commitments to sell or acquire investments by its managed companies, NSAM had $23 billion of assets under management.  In addition, inception to date, NSAM invested $100 million in direct investments in entities that manage $10 billion, including assets held by its managed companies, across a variety of asset classes.

About Colony Capital, Inc.

Colony Capital, Inc. (formerly Colony Financial, Inc.), a New York Stock Exchange publicly traded company, is a leading global real estate and investment management firm headquartered in Los Angeles, California with more than 300 employees across 14 offices in 10 countries.  Through Colony’s global investment management business, which has operated under the Colony Capital brand for more than 25 years, Colony has sponsored $24 billion of equity across a variety of distinct funds and investment vehicles that collectively invested over $60 billion of total capital.  Colony manages capital on behalf of both Colony shareholders and limited partners in private investment funds under its management where Colony may earn management fees and carried interests.  Colony’s investment portfolio is primarily composed of: (i) real estate equity; (ii) real estate debt; and (iii) investment management of Colony-sponsored private equity funds and vehicles.  Colony has elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is a publicly-traded, diversified commercial real estate company that is organized as a REIT and is managed by an affiliate of NorthStar Asset Management Group Inc., a global asset management firm.  NRF’s primary business objectives are to make diversified real estate-related investments that produce attractive risk-adjusted returns, generate stable cash flows for distribution to its stockholders and build long-term franchise value.  NRF’s core business activities include acquiring commercial real estate properties, such as healthcare, hotels, manufactured housing communities, office and retail net lease and multifamily; making opportunistic investments such as indirect interests in real estate through private equity real estate funds and originating, structuring and acquiring commercial real estate debt.

As of May 5, 2016, adjusted for sales and commitments to sell investments, NRF had $13 billion of balance sheet investments, comprised of 85% real estate equity assets and 15% CRE debt and securities assets.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters.  Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement.  Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward looking statements: the failure to receive, on a timely basis or otherwise, the required approvals by NSAM, Colony and NRF stockholders, governmental or regulatory agencies and third parties; the risk that a condition to closing of the merger may not be satisfied; each company’s ability to consummate the merger; operating costs and business disruption may be greater than expected; the ability of each company to retain its senior executives and maintain relationships with business partners pending consummation of the merger; the ability to realize substantial efficiencies and synergies as well as anticipated strategic and financial benefits, and the impact of legislative, regulatory and competitive changes.  The foregoing list of factors is not exhaustive.  Additional information about these and other factors can be found in each company’s reports filed from time to time with the Securities and Exchange Commission (the “SEC”).  There can be no assurance that the merger will in fact be consummated.

We caution investors not to unduly rely on any forward-looking statements.  The forward-looking statements speak only as of the date of this press release.  None of NSAM, Colony or NRF is under any duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and none of NSAM, Colony or NRF intends to do so.

Additional Information and Where to Find It

In connection with the proposed transaction, NSAM, Colony and NRF will cause an affiliate of NSAM, New Polaris, Inc., a Maryland subsidiary of NSAM that will be renamed Colony NorthStar, Inc. (“Colony NorthStar”) and will be the surviving parent company of the combined company to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of NSAM, Colony and NRF and that also will constitute a prospectus of Colony NorthStar.  Each of NSAM, Colony, NRF and Colony NorthStar may also file other documents with the SEC regarding the proposed transaction.  This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which NSAM, Colony, NRF or Colony NorthStar may file with the SEC.  INVESTORS AND SECURITY HOLDERS OF NSAM, COLONY AND NRF ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS, THE CURRENT REPORTS ON FORM 8-K TO BE FILED BY EACH OF NSAM, COLONY AND NRF IN CONNECTION WITH THE ANNOUNCEMENT OF THE ENTRY INTO THE MERGER AGREEMENT, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS.  Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by NSAM, Colony, NRF and Colony NorthStar through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of NSAM, Colony or NRF at the following:

Contacts:

NorthStar Asset Management Group Inc.

Megan Gavigan / Emily Deissler / Hayley Cook

Sard Verbinnen & Co.

(212) 687-8080

Colony Capital, Inc.

Owen Blicksilver

Owen Blicksilver PR, Inc.

(516) 742-5950

or

Lasse Glassen

Addo Communications, Inc.

(310) 829-5400

lasseg@addocommunications.com

NorthStar Realty Finance Corp.

Joe Calabrese

Investor Relations

(212) 827-3772

Participants in the Solicitation

Each of NSAM, Colony, and NRF and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective shareholders in connection with the proposed transaction.  Information regarding NSAM’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in NSAM’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended by a filing with the SEC made by NSAM on April 29, 2016 and in a Current Report on Form 8-K to be filed by NSAM with the SEC in connection with the announcement of the proposed transaction. Information regarding Colony’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Colony’s Annual Report on Form 10-K for the year ended December 31, 2015, its annual proxy statement filed with the SEC on March 31, 2016 and a Current Report on Form 8-K to be filed by Colony with the SEC in connection with the announcement of the proposed transaction.  Information regarding NRF’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in NRF’s Annual Report Form 10-K for the year ended December 31, 2015 and its proxy statement filed on April 28, 2016 and a Current Report on Form 8-K to be filed by NRF with the SEC in connection with the announcement of the proposed transaction.  A more complete description will be available in the registration statement on Form S-4 and the joint proxy statement/prospectus.  You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.